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                                                                   EXHIBIT 10.40

                                 PROMISSORY NOTE

$100,000.00                                                  Fort Myers, Florida
                                                             May 4, 1993

         FOR VALUE RECEIVED, KATIN, DOSORETZ, RADIATION THERAPY ASSOCIATES, P.A., a Florida Professional Association, promises to pay to the order of NATALIE J. DRIGGERS the principal sum of ONE HUNDRED THOUSAND ($100,000.00) DOLLARS, plus interest thereon at the prime rate, said principal and interest being payable in lawful money of the United States to Natalie J. Driggers, in care of Brenda Sheridan, at 842 Cal Cove Drive, Fort Myers, Florida 33919, or at such other place as the holder thereof may designate in writing.

         This is a Demand Note.

         If Holder of the note demands payment of the note, holder must notify Katin, Dosoretz, Radiation Therapy Associates, P.A, at 3680 Broadway, Fort Myers, Florida 33901, by certified mail, return receipt requested, that the entire remaining unpaid principal balance plus any accrued interest must be paid in full within sixty (60) days from the date of the letter demanding full payment. Only Interest payments will be required at the prime rate of interest which shall be paid on June 4, 1993 and on the 4th day of each month thereafter until a demand is made for the payment of the remaining unpaid principal balance and accrued interest. Interest shall be paid at the prime rate established by Nations Bank of Florida, N.A. in Tampa, Florida.

         1. Prime Rates: For purposes hereof, "Prime Rate" means the fluctuating rate of interest per annum established by Nations Bank of Florida, N.A. ("Bank") in Tampa, Florida as its prime lending rate in effect from time to time whether or not such rate shall be otherwise published. Such Prime Rate is established by Bank as an index or base rate.

         2. Interest: The outstanding loan principal balance shall bear interest at a variable rate per annum, equal to the Prime Rate. The interest rate hereunder shall be adjusted daily in accordance with fluctuations in the Prime Rate. Interest shall be computed on the basis of a daily amount of interest accruing on the daily outstanding principal balance during a 360 day year multiplied by the actual number of days the principal is outstanding during such applicable interest period.

         The maker may pay all or part of the principal balance outstanding plus accrued interest, before due, without payment of any penalty.

         Each maker and endorser severally waives demand, protest and notice of maturity, nonpayment or protest and all requirements necessary to hold each of than liable as makers and endorsers.

         Each maker and endorser further agrees, jointly and severally, to pay all costs of collection, including a reasonable attorneys fee in case the principal and interest of this note or any payment on the principal and interest thereon is not paid at the respective maturity thereof, or in case it becomes necessary to protect the security hereof, whether suit be brought or not.

         If any installment of principal or interest is not made within 15 days from the date it is due, the entire remaining unpaid principal balance, plus accrued interest shall became immediately due and payable in full, at the option of the holder of the note. Holder of note has the right to accelerate the remaining unpaid principal balance and accrued interest.

         This note is governed by the Laws of the State of Florida.

         This note is binding on the heirs, personal representatives, assigns, transferees of the parties hereto.

Address of Maker:                                KATIN, DOSORETZ RADIATION
3680 Broadway                                    THERAPY ASSOCIATES, P.A.
Fort Myers, FL 33901
                                                 By : /s/ Daniel E. Dosoretz
                                                     ---------------------------
                                                 DANIEL E. DOSORETZ, M.D.
                                                 Secretary and Chief Executive
                                                 Officer